SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): May 16, 2005

LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)

DELAWARE	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 BATTERY STREET

SAN FRANCISCO, CALIFORNIA 94111

(Address of principal executive offices, including zip code)

(415) 501-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On May 16, 2004, John Goodman accepted our offer of employment to become president and general manager of our U.S. Dockers® Commercial Business Unit, effective in June of 2005. Pursuant to the terms of his employment offer letter, Mr. Goodman will receive an annual base salary of $550,000, and will be entitled to earn an annual bonus under our Annual Incentive Plan at a participation rate of 65% of his annual base salary, with a minimum guaranteed bonus for 2005 of $357,500. We will also grant him in 2005 under our Senior Executive Long-Term Incentive Plan (SELTIP) an award of 23,334 shares having a target award value of $1,400,000, the actual value of which will be determined and paid after the close of our 2007 fiscal year. For 2006, he will be granted an award under the SELTIP having a target value of $700,000, the actual value of which will be determined and paid after the close of our 2008 fiscal year. In addition, Mr. Goodman will receive a signing bonus equal to $750,000, payable in two equal installments, the first of which will be paid 15 days following his start date and the second of which will be paid in December 2005. This signing bonus is repayable on a prorated basis to the extent Mr. Goodman resigns or if his employment is terminated for cause before he completes two years of employment. Mr. Goodman will also be entitled to participate in our health and welfare benefits programs available to similarly situated executives, including our executive perquisite program and Senior Executive Severance Plan. Mr. Goodman’s employment is at-will, and may be terminated by us or by Mr. Goodman at any time.

A copy of Mr. Goodman’s employment offer letter will be attached as an exhibit to our next quarterly filing on Form 10-Q.

ITEM 8.01 Other Events.

On May 16, 2005, we issued a press release announcing the appointment of Mr. Goodman as president of our U.S. Dockers® brand.

A copy of the press release dated May 16, 2005, is attached hereto as Exhibit 99.1.

ITEM 9.01. Financial Statements And Exhibits.

(c)	Exhibits.

99.1	Press release, dated May 16, 2005, announcing the appointment of John Goodman as president of Levi Strauss & Co.’s U.S. Dockers® Brand

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE: May 20, 2005	By:	/s/ Gary W. Grellman
	Name:	Gary W. Grellman
	Title:	Vice President, Controller

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated May 16, 2005, announcing the appointment of John Goodman as president of Levi Strauss & Co.’s U.S. Dockers® Brand